                                                                   Exhibit 23.1
                                                                    ------------

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bancorp Rhode Island, Inc.

We consent to incorporation  by reference in the registration  statement on Form
S-8 of Bancorp Rhode Island,  Inc. of our reports dated February 22, 2005,  with respect to the  consolidated  balance  sheets of Bancorp Rhode Island,  Inc. and subsidiaries  as of  December  31, 2004 and 2003,  and the related  consolidated statements of  operations,  changes in  shareholders'  equity and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial  reporting as of December 31, 2004 and the  effectiveness  of internal  control over financial reporting as of December 31, 2004,  which reports appear in the Annual Report on
Form 10-K of Bancorp Rhode Island, Inc.

/s/ KPMG LLP

Providence, Rhode Island
June 27, 2005